UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2011

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13150	04-2735766
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification Number)
of Incorporation)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 2, 2011, the Board of Directors of Concurrent Computer Corporation (the “Company”) approved an amendment to the Company’s Amended and Restated By-Laws (the “By-Laws”), which was immediately effective.

The amendment to the By-Laws revised the Company’s procedures for advance notice of stockholder proposals of nominations and other business at meetings of stockholders.  As amended, the By-Laws require stockholders (and certain of their affiliates) proposing nominations or other business to disclose additional information, including (i) hedging and derivative positions relating to the Company’s stock and (ii) whether they intend to solicit proxies in support of the proposal or nomination. Furthermore, the By-Laws, as amended, provide that notice of stockholder proposals of nominations or other business (a) for an annual meeting of stockholders generally must be provided between 90 and 120 days before the first anniversary of the prior year’s annual meeting and (b) for a special meeting of stockholders must generally be provided between 90 and 120 days prior to the meeting.  In addition, the amendment to the By-Laws clarified that only business described in the Company’s notice of a special meeting of stockholders may be conducted at a special meeting of stockholders. The amendment to the By-Laws also made certain other clarifying changes to the By-Laws.

The foregoing description is not complete and is qualified in its entirety by reference to the Amended and Restated By-Laws, attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Concurrent Computer Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCURRENT COMPUTER CORPORATION
(Registrant)

Dated: September 9, 2011	By:	/s/ Kirk L. Somers
Kirk L. Somers
Executive Vice President, Corporate Affairs

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Concurrent Computer Corporation.